                                                                    EXHIBIT 10.3

                        OCCIDENTAL PETROLEUM CORPORATION

                          SUPPLEMENTAL RETIREMENT PLAN

              Amended and Restated Effective as of January 1, 1999
             [Reflecting Amendments Effective through March 1, 2001]

                        OCCIDENTAL PETROLEUM CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN
              Amended and Restated Effective as of January 1, 1999
             [Reflecting Amendments Effective through March 1, 2001]


                                TABLE OF CONTENTS

SECTION                                                                             PAGE
                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

1.1     Establishment and Purpose                                                     1
1.2     Application of Plan                                                           1

                                   ARTICLE II
                                   DEFINITIONS

2.1     Definitions                                                                   2
2.2     Gender and Number                                                             4

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1     Participation Prior to 1999                                                   5
3.2     Participation after 1998                                                      5

                                   ARTICLE IV
                                    BENEFITS

4.1     Allocations Relating to the Retirement Plan                                   7
4.2     Allocations Relating to the Savings Plan                                      8
4.3     Allocations Relating to the Deferred Compensation Plan                        8
4.4     Contributions                                                                 9
4.5     Maintenance of Accounts                                                       9
4.6     Vesting and Forfeiture                                                       10
4.7     Payment                                                                      10
4.8     Death                                                                        12
4.9     Tax Withholding                                                              13
4.10    Termination of Employment                                                    13

                                    ARTICLE V
                                 ADMINISTRATION

5.1     Administrative Committee                                                     14
5.2     Uniform Rules                                                                14
5.3     Notice of Address                                                            15
5.4     Records                                                                      15

                        OCCIDENTAL PETROLEUM CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN
              Amended and Restated Effective as of January 1, 1999
             [Reflecting Amendments Effective through March 1, 2001]


                                TABLE OF CONTENTS

SECTION                                                                             PAGE
                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

6.1     Amendment and Termination                                                    16
6.2     Reorganization of Employer                                                   16
6.3     Protected Benefits                                                           16

                                   ARTICLE VII
                                CLAIMS PROCEDURE

7.1     Claims and Appeals Procedure                                                 18

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1     Nonassignability                                                             21
8.2     Employment Rights                                                            21
8.3     Illegality of Particular Provision                                           21
8.4     Applicable Laws                                                              21

                                   APPENDIX A

                        OCCIDENTAL PETROLEUM CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN
              Amended and Restated Effective as of January 1, 1999
             [Reflecting Amendments Effective through March 1, 2001]


                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

        1.1 Establishment and Purpose. Occidental Petroleum Corporation (the "Company") hereby amends and restates the OCCIDENTAL PETROLEUM CORPORATION SUPPLEMENTAL RETIREMENT PLAN (the "Plan") effective as of January 1, 1999. The restatement reflects the merger of the Plan with the Occidental Petroleum Corporation Senior Executive Supplemental Retirement Plan (the "SESRP"). The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

        1.2 Application of Plan. The terms of the Plan are applicable to Employees and former Employees who were participants in the Plan and the SESRP on December 31, 1998 and eligible Employees employed by an Employer on or after January 1, 1999. Appendix A to this Plan contains certain provisions that apply only to Participants who were participants in the SESRP prior to January 1, 1999.

                                   ARTICLE II
                                   DEFINITIONS

        2.1 Definitions. Whenever the following words and phrases are used in the Plan with the first letter capitalized, they shall have the meanings specified below, unless the context clearly indicates otherwise:

        (a) "ADMINISTRATIVE COMMITTEE" means the committee with authority to administer the Plan as provided under Section 5.1.

        (b) "AFFILIATE" means: (i) any corporation which is a member of a controlled group of corporations (within the meaning of Code
                Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C), and with the phrase "more than 50%" substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a)) of which Occidental Petroleum Corporation is a component member, or (ii) any entity (whether or not incorporated) which is under common control with Occidental Petroleum Corporation (as defined in Code Section 414(c) and the Treasury Regulations thereunder, and with the phrase "more than 50%" substituted for the phrase "at least 80%" each place it appears in the Treasury Regulations under Code
                Section 414(c)).

        (c) "BENEFICIARY" means the person(s) entitled to receive the Participant's benefits under the Retirement Plan in the event of the Participant's death.

        (d)     "BOARD OF DIRECTORS" means the Board of Directors of the
                Company.

        (e)     "CODE" means the Internal Revenue Code of 1986, as amended.

        (f) "COMPANY" means Occidental Petroleum Corporation, and any successor thereto.

        (g) "COMPENSATION" means the base salary of an Employee as stated in the payroll records of his Employer, excluding any amounts paid for bonuses, income realized upon exercise of stock options, and any other special pay which the Employer pays to the Employee during the Plan Year, prior to reduction for any deferral of base salary under the Savings Plan, Deferred Compensation Plan or any other qualified or non-qualified deferred compensation plan or agreement. In the case of a Participant who became disabled prior to October 1, 1995 and who is receiving benefits under the Long-Term Disability Plan, Compensation shall be his base salary as described above in effect at the time he became disabled, as that term is defined in the Long-Term Disability Plan.

        (h) "DEFERRED COMPENSATION PLAN" means the OCCIDENTAL PETROLEUM CORPORATION DEFERRED COMPENSATION PLAN, as amended from time to time.

        (i)     "EMPLOYEE" means an employee of an Employer.

        (j) "EMPLOYER" means the Company and any Affiliate which is designated by the Administrative Committee as an Employer and which adopts this Plan.

        (k) "LONG-TERM DISABILITY PLAN" means the OCCIDENTAL PETROLEUM CORPORATION LONG-TERM DISABILITY PLAN, as amended from time to time.

        (l) "PARTICIPANT" means a person meeting the requirements set forth in Article III to participate in the Plan.

        (m)     "PLAN YEAR" means the calendar year

        (n) "RETIREMENT PLAN" means the OCCIDENTAL PETROLEUM CORPORATION RETIREMENT PLAN, as amended from time to time.

        (o) "SAVINGS PLAN" means the OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN, as amended from time to time.

        (p) "SESRP" means the OCCIDENTAL PETROLEUM CORPORATION SENIOR EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN, as in effect on December 31, 1998.

        2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine, and the use of any term herein in the singular may also include the plural.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

        3.1 Participation Prior to 1999. Any Employee who was a Participant as of December 31, 1998 shall continue to be a Participant effective January 1, 1999. Additionally, any Employee who was a participant in the SESRP on December 31, 1998 shall become a Participant on January 1, 1999.

        3.2 Participation after 1998. The provisions set forth in this Section
3.2 shall be effective as of January 1, 1999 and shall apply to Employees who are not Participants pursuant to Section 3.1.

        Any Employee who (a) either is eligible to participate in the Savings Plan and the Retirement Plan, or is a "Transition Eligible Participant" (as defined in Section 1.34 of the Oxy Permian Cash Balance Retirement Plan, as in effect on December 31, 2000), and (b) for a given plan year of the Savings Plan, would be ineligible to receive the maximum employer matching contribution under
Section 5.1 of the Savings Plan due to the limitations imposed by Code Section 401(a)(17) (which limits the amount of compensation which may be taken into account) or Code Section 415 (assuming the second paragraph of Section 4.7 of the Retirement Plan is applicable to the Employee) if he had made the maximum deferral or contribution permitted under Article 4 of the Savings Plan, shall be a Participant.

        In addition, any Employee who would be ineligible to receive the maximum employer matching contribution under Section 5.1 of the Savings Plan in a plan year of the Savings Plan, due to the limitations described in the preceding paragraph, on account of deferrals of base salary during the year under any nonqualified pension benefit plan sponsored by the Company or an

Affiliate in which the Participant participates, shall be a Participant in this Plan for that Plan Year.

        Any Employee who is eligible to participate in the Deferred Compensation Plan shall be a Participant.

        Any Employee who is a participant in, and receiving benefits under the Long-Term Disability Plan and who was a highly-compensated employee (as defined in Code Section 414(q)) in the year of his commencement of benefits under the Long-Term Disability Plan, shall be a Participant for each Plan Year during which he receives benefit payments under the Long-Term Disability Plan, provided that no such Employee who becomes disabled under the terms of the Long-Term Disability Plan subsequent to September 30, 1995 shall be a Participant.

        Notwithstanding anything contained herein, any Employee who is entitled to receive supplemental retirement benefits upon his retirement pursuant to a written contract of employment between himself and the Company or an Affiliate shall be ineligible to be a Participant effective January 1 of the year after the effective date of such contractual provision.

                                   ARTICLE IV
                                    BENEFITS

        4.1 Allocations Relating to the Retirement Plan. A credit shall be made as of the last day of each month to a contingent account for each Participant. The amount to be allocated shall equal the amount which would be allocated to the account of the Participant for the month under the Retirement Plan, based on the Participant's Compensation, if the Participant were not subject to provisions that withhold allocations until the end of the plan year of the Retirement Plan. For Participants covered under this Plan, allocations under the Retirement Plan are determined at the end of the plan year of the Retirement Plan, to the extent allowable under Code limitations. The amounts contingently credited under this Section 4.1 during the year to a Participant who is an Employee at the end of the Plan Year shall be reduced by the amount actually allocated to his account under the Retirement Plan, and any remaining amount shall be credited permanently to his account under this Plan. In the case of a Participant who is not an Employee at the end of the Plan Year (including Participants described in the fifth paragraph of Section 3.2), the amounts contingently credited under this Section 4.1 during the year shall be credited permanently to his account under this Plan.

        The Employer shall also permanently credit to each Participant's account, earnings on contingent monthly allocations under the preceding paragraph for the year as if such contingent allocations shared in earnings at the rate and in the manner described in Section 4.5 Notwithstanding the foregoing, any earnings attributable to the Retirement Plan previously credited to the account of a Participant under the Plan during the current or any preceding plan year shall be reallocated to the account of the Participant under the Retirement Plan in any year when it is permissible to do so under Code limitations.

        4.2 Allocations Relating to the Savings Plan. A credit shall be made as of the last day of the Plan Year to the account of each Participant in an amount equal to (A) -- (B), where (A) is the amount of employer matching contributions that could not have been allocated to the Participant under Section 5.1 of the Savings Plan during that Plan Year due to the limitations imposed by Sections 401(a)(17) or 415 of the Code if such Participant had made the maximum deferral or contribution permitted under Article 4 of the Savings Plan, and (B) is any such amount which is credited on behalf of the Participant during that Plan Year under any other nonqualified pension benefit plan sponsored by the Company or an Affiliate. An additional amount equal to five percent (5%) of the amount allocated to the Participant under the preceding sentence shall be allocated to each Participant in lieu of interest on such amount for the Plan Year.

        4.3 Allocations Relating to the Deferred Compensation Plan. A credit shall be made to the account of each Participant who, in that Plan Year, is eligible to participate in the Deferred Compensation Plan and the Retirement Plan. Such credit shall be made irrespective of whether such Participant elects to defer under the Deferred Compensation Plan all or any part of any bonus to which he might be entitled. Notwithstanding the preceding sentence, no credit shall be made to the account of a Participant who is not an Employee on the date that any such bonus is awarded. The amount to be allocated in a Plan Year under this Plan with respect to a Participant shall equal that Participant's applicable percentage multiplied by the amount of the bonus he is entitled to elect to defer for that plan year of the Deferred Compensation Plan. For the purpose of this Section 4.3, the term "applicable percentage" shall mean twelve percent (12%) in the case of a Participant who shall have attained age 35 prior to the end of the Plan Year in which such credit is made and eight percent (8%) in the case of a Participant who shall not have attained age 35 prior to the end of the Plan Year in which such credit is made. The credit described in this Section shall be made to the account of each Participant effective as of the date on which he is awarded the bonus he is entitled to defer under the Deferred Compensation Plan. Notwithstanding the preceding provisions of this Section 4.3, no credit shall be made to the account of any Participant with respect to any bonus that the Participant is entitled to elect to defer under the Deferred Compensation Plan with respect to services performed prior to January 1, 1998.

        4.4 Contributions. At the end of each year the Employer by which a Participant is then employed shall contribute to a grantor trust an amount equal to the amounts permanently allocated to the Participant under Sections 4.1, 4.2 and 4.3 for that Plan Year.

        4.5 Maintenance of Accounts.

                (a) Each Employer shall establish and maintain, in the name of each Participant employed by that Employer, an individual account which shall consist of all amounts permanently credited to the Participant. As of the end of each month, the Administrative Committee shall increase or decrease the balance, if any, of the Participant's individual account as of the last day of the preceding month, by multiplying such amount by a number equal to one plus .167% plus the monthly yield on 5-Year Treasury Constant Maturities for the monthly processing period. As of December 31st of each year the Administrative Committee shall then add to such account balance, any permanent allocation to which the Participant is entitled for such year.

                (b) The individual account of each Participant shall represent a liability, payable when due under this Plan, out of the general assets of the Employer, or from the assets of any trust, custodial account or escrow arrangement which the Employer may establish for the purpose of assuring availability of funds sufficient to pay benefits under this Plan. The money and any other assets in any such trust or account shall at all times remain the property of the Employer, and neither this Plan nor any Participant shall have any beneficial ownership interest in the assets thereof. No property or assets of the Employer shall be pledged, encumbered, or otherwise subjected to a lien or security interest for payment of benefits hereunder. Accounting for this Plan shall be based on generally accepted accounting principles.

                (c) If a Participant transfers employment from one Employer to another, the liability for such Participant's benefits under the Plan shall also be transferred to the successor Employer.

        4.6 Vesting and Forfeiture. All benefits under this Plan shall be contingent and forfeitable and no Participant shall have a vested interest in any benefit unless, while he is still employed by an Employer, he becomes fully vested in his benefit under the Retirement Plan (or would have become vested if he were a participant in the Retirement Plan). A person who terminates employment with an Employer for any reason prior to becoming vested hereunder shall not receive a benefit, provided that, upon rehire by an Employer, any amounts forfeited by a Participant at the time of his termination of employment shall be restored, without interest, to his account.

        4.7 Payment. Every Participant who terminates employment shall, if vested, have his account distributed to him as soon as practicable following his termination of employment under one of the following distribution options elected by the Participant on a form prescribed by the Administrative Committee:

                        (a) One lump sum payment, provided that, effective as of March 1, 2001, in the case of a Participant whose individual account balance exceeds $20,000 at the time of his termination of employment, such lump sum payment shall be made during the first quarter of the calendar year following the calendar year of his termination of employment; or

                        (b) Annual installment payments payable over 5, 10, 15, or 20 years commencing in the first quarter of the calendar year following the calendar year in which he terminates employment. Annual installment payments shall be available only to Participants whose individual account balances exceed $20,000 at the time of their termination of employment in the case of a termination on or after March 1, 2001, or $2,000 in the case of a termination prior to March 1, 2001, notwithstanding any contrary elections by the Participant.

The election must be made by the Participant as soon as practicable after his commencement of participation in the Plan, but in no event later than the end of the twelve month period beginning with such commencement. An election form shall be provided to the Participant in non-technical language and shall contain a general description of the distribution options. If a Participant fails to make an election by the close of the twelve month period beginning on the commencement of his participation, he will be deemed to have elected to receive his benefits in the form of a lump sum payment.

The Administrative Committee, in its sole discretion, may permit a Participant to change his election as to the form of payment upon written petition of the Participant. In order to be effective, a Participant's election (or modification or revocation of prior election) of the form of payment must be made not later than twelve months before the Participant's retirement or termination of employment, unless otherwise permitted by the Administrative Committee. Subject to the foregoing limitation, a Participant may make such election (or revoke a prior election and make a new election) at any time. Any election (or modification or revocation of a prior election) which is made later than twelve months prior to the Participant's retirement or termination of employment will be considered void and shall have no force or effect, except as otherwise determined by the Administrative Committee.

        If benefits are to be paid in installments, the Participant's account will continue to be adjusted until any series of installments has been completed. The amount of each annual installment shall equal the amount credited to the account as of January 31 of the year in which the installment is to be paid, multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of installments (including the current one) which remain to be paid. Each installment shall be paid as soon as administratively possible after January 31 of the calendar year.

        Notwithstanding anything else contained in this Section 4.7, no Participant who is eligible for Employer-provided long-term disability benefits and who became disabled prior to October 1, 1995, shall be entitled to a distribution of benefits hereunder prior to the time long-term disability payments cease.

        4.8 Death. The account of a Participant who dies prior to termination of employment shall be paid in a single sum to the Participant's Beneficiary as soon as administratively possible following the date of the Participant's death. If a Participant dies after termination of employment, then his surviving Beneficiary shall be paid the amount in the Participant's account in a single sum as soon as administratively possible following the date of the Participant's death.

        4.9 Tax Withholding. To the extent required by the law in effect at the time payments are made, the Employer shall withhold from payments made hereunder, the taxes required to be withheld by federal, state and local governments.

        4.10 Termination of Employment. For the purposes of the termination of employment provisions of the Plan, a Participant will be deemed to have terminated employment if the Participant ceases to be an employee of any of the following:

                (a)     an Employer;

                (b) an Affiliate, regardless of whether the Affiliate is an Employer; or

                (c) any other entity, whether or not incorporated, in which the Company has an ownership interest, and the Administrative Committee has designated that the Participant's commencement of employment with such entity upon the Participant's ceasing to be an employee of an entity described in (a) or (b) above will not be deemed to be a termination of employment for purposes of this Plan, provided that such designation shall be made in writing by the Administrative Committee and shall be communicated to the Participant prior to his commencement of employment with the entity so designated.

For purposes of the preceding provisions, a Participant who ceases to be an employee of an entity described in (a), (b) or (c) above shall not be deemed to have terminated employment if such cessation of employment is followed immediately by his commencement of employment with another entity described in
(a), (b) or (c) above.

                                    ARTICLE V
                                 ADMINISTRATION

        5.1 Administrative Committee. The Plan shall be administered by the committee appointed to administer the Retirement Plan (the "Administrative Committee").

        The interpretation and construction by the Administrative Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. Subject to directions from the Board of Directors, the Administrative Committee is authorized to construe and interpret the Plan, to supply all omissions from, correct deficiencies in, and resolve ambiguities in the language of the Plan, to decide all questions of eligibility and determine the amount, manner and time of payment of benefits, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary for its administration.

        Without limiting the generality of the foregoing, the Administrative Committee shall have the authority to calculate amounts allocable to Participants, and to maintain and adjust accounts. The Administrative Committee shall have authority to delegate responsibility for performance of ministerial functions necessary for administration of the Plan to such officers of the Employer, including Participants, as the Administrative Committee shall in its discretion deem appropriate.

        5.2 Uniform Rules. In administering the Plan, the Administrative Committee will apply uniform rules to all Participants similarly situated.

        5.3 Notice of Address. Any payment to a Participant or Beneficiary, at the last known post office address submitted to the Employer, shall constitute a complete acquittance and discharge of the Employer and any director or officer with respect thereto. Neither the Employer nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of any Participant or Beneficiary.

        5.4 Records. The records of the Administrative Committee with respect to the Plan shall be conclusive on all Participants, all Beneficiaries, and all other persons whomsoever.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

        6.1 Amendment and Termination. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors, except that no amendment shall reduce the dollar amount credited to a Participant's account and any such termination or amendment shall apply uniformly to all Participants. The Administrative Committee, in its discretion, may amend the Plan if it finds that such amendment does not significantly increase or decrease benefits or costs.

        6.2 Reorganization of Employer. In the event of a merger or consolidation of the Employer, or the transfer of substantially all of the assets of the Employer to another corporation, such continuing, resulting or transferee corporation shall have the right to continue and carry on the Plan and to assume all liabilities of the Employer hereunder without obtaining the consent of any Participant or Beneficiary. If such successor shall assume the liabilities of the Employer hereunder, then the Employer shall be relieved of all such liability, and no Participant or Beneficiary shall have the right to assert any claim against the Employer for benefits under or in connection with the Plan.

        6.3 Protected Benefits. If the Plan is terminated or amended so as to prevent further earnings adjustments, or if liabilities accrued hereunder up to the date of an event specified in Section 6.2 are not assumed by the successor to the Employer, then the dollar amount in the account of each Participant or Beneficiary (whether or not vested) shall be paid in cash to such

Participant or Beneficiary in a single sum on the last day of the second month following the month in which the amendment or termination occurs.

                                   ARTICLE VII
                                CLAIMS PROCEDURE

        7.1 Claims and Appeals Procedures. All applications for benefits under the Plan shall be submitted to: Occidental Petroleum Corporation, Attention:
Pension and Retirement Plan Administrative Committee, 10889 Wilshire Blvd., Los Angeles, CA 90024. Applications for benefits must be in writing on the forms prescribed by the Administrative Committee and must be signed by the Participant, or in the case of a death benefit, by the Beneficiary or legal representative of the deceased Participant. Each application shall be acted upon and approved or disapproved within 60 days following its receipt by the Administrative Committee. If any application for a benefit is denied, in whole or in part, the Administrative Committee shall notify the applicant in writing of such denial and of his right to a review by the Administrative Committee and shall set forth in a manner calculated to be understood by the applicant, specified reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

        Any person, or his duly authorized representative, whose application for benefits is denied in whole or in part, may appeal such denial to the Administrative Committee for a review of the decision by submitting to the Administrative Committee within 60 days after receiving notice of the denial, a written statement:

                (a) requesting a review of his application for benefits by the Administrative Committee;

                (b) setting forth all of the grounds upon which his request for review is based and any facts in support thereof; and

                (c) setting forth any issues or comments which the applicant deems relevant to his application.

        The Administrative Committee shall act upon each such application within 60 days after the later of receipt of the applicant's request for review by the Administrative Committee or receipt of any additional materials reasonably requested by the Administrative Committee from such applicant.

        The Administrative Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Employer in connection therewith, and may require the Employer or the applicant to submit within 30 days of written notice by the Administrative Committee therefor, such additional facts, documents, or other evidence as the Administrative Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Administrative Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Administrative Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record.

        If the Administrative Committee denies an application in whole or in part, the Administrative Committee shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Administrative Committee's decision was based.

        No legal action may be commenced prior to the completion of the benefit claims procedure described herein. In addition, no legal action may be commenced after the later of (i)

180 days after receiving the written response of the Administrative Committee to an appeal, or (ii) 365 days after an applicant's original application for benefits.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

        8.1 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amount, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

        8.2 Employment Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant or any other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any person or treat him without regard to the effect which such treatment might have upon him under this Plan.

        8.3 Illegality of Particular Provision. If any particular provision of this Plan shall be found to be illegal or unenforceable, such provision shall not affect any other provision, but the Plan shall be construed in all respects as if such invalid provision were omitted.

        8.4 Applicable Laws. The Plan shall be governed by and construed according to the laws of the State of California, to the extent such laws are not preempted by ERISA.

        IN WITNESS WHEREOF, the Company has executed this document this ___ day of _______________, 2001.


                                            OCCIDENTAL PETROLEUM CORPORATION



                                            By
                                               ---------------------------------
                                               Richard W. Hallock
                                               Executive Vice-President, Human
                                               Resources

                                   APPENDIX A

             SPECIAL PROVISIONS APPLICABLE TO PARTICIPANTS WHO WERE
              PARTICIPANTS IN THE OCCIDENTAL PETROLEUM CORPORATION
                    SENIOR EXECUTIVE SUPPLEMENTAL RETIREMENT
                            PLAN ON DECEMBER 31, 1998
                        (EFFECTIVE AS OF JANUARY 1, 1999)

        The Plan is the result of the merger of the Occidental Petroleum Corporation Supplemental Retirement Plan as in effect on December 31, 1998, with the Occidental Petroleum Corporation Senior Executive Retirement Plan as in effect on December 31, 1998 (the "SESRP"). The Company has deemed it desirable to continue certain provisions of the SESRP for the benefit of Participants who were participants in the SESRP on December 31, 1998. Therefore, this Appendix A sets forth certain provisions that apply only to Participants who were participants in the SESRP on December 31, 1998 which provisions supersede any contrary provisions in the main body of the Plan document as to such Participants.

        1. Beneficiary. Section 2.1(c) of the Plan shall not apply. Instead, each Participant shall have the right, at any time, to designate any person or persons as the Beneficiary to whom payment under the Plan shall be made in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Administrative Committee during the Participant's lifetime on a form prescribed by the Administrative Committee. The filing of a new Beneficiary designation form will cancel any inconsistent Beneficiary designation previously filed. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, such benefits shall be paid in accordance with the Participant's Beneficiary designation under the Retirement Plan, and if there is no such valid Beneficiary designation, to the Participant's then surviving spouse, or if none, to the Participant's estate, until directed otherwise by the court that has jurisdiction over the assets belonging to the Participant's probate estate.

        2. Participation. The fifth paragraph of Section 3.2 of the Plan (addressing Plan participation by participants receiving benefits under the Long-Term Disability Plan) shall not apply to Participants.

        3. Payment of Benefits. If a Participant terminates employment prior to age 55, the lump sum payment or commencement of installment payments under
Section 4.7, whichever is applicable, shall not be made or commence upon termination of employment, but shall be made or commence as soon as administratively feasible following the Participant's attainment of age 55. Further, a Participant may, in his election of a form of payment, elect to have his distribution made or installments commence at the later of (a) termination of employment, or (b) attainment of a specified age between 55 and 70-1/2. Notwithstanding the last sentence of Section 4.7, a Participant who becomes disabled (as defined in the Retirement Plan) may petition the Administrative Committee for approval to receive the distribution payable pursuant to Section
4.7 as modified hereby in a single sum or installment at any time even before the Participant attains age 55.

        4. Contributions and Funding. Section 4.4 shall not apply. The Company, in its sole discretion, may provide for the funding of Plan benefits, in full or in part, through a grantor trust or such other means as it deems appropriate.

        5. Death. Section 4.8 of the Plan shall not apply to Participants and no benefits shall be paid under the Plan upon a Participant's death if payment of a Participant's account is made under an insurance policy or some other plan or arrangement of the Company for senior executives.

        6. Withdrawal of Payments with Penalty. Notwithstanding any other provisions of the Plan and this Appendix A, a Participant who has commenced receiving installment payments under the Plan, may at any time, in lieu of installment payments in the form previously elected by the Participant, elect to receive an immediate lump sum payment of all or a part of the vested balance of his account, reduced by a penalty equal to ten percent (10%) of the amount of such lump sum withdrawal. Such penalty shall be deducted from the lump sum withdrawal payment and shall be forfeited to the Company permanently.

        7. Protected Benefits. Section 6.3 of the Plan shall not apply to Participants. Instead, if the Plan is terminated or amended so as to prevent further earnings adjustments, or if liabilities accrued hereunder up to the date of an event specified in Section 6.2 of the Plan are not assumed by the successor to the Employer, then the dollar amount in the account of each Participant or Beneficiary (whether or not vested) shall be paid in cash to such Participant or Beneficiary in three or fewer annual installments (as determined by the Administrative Committee as constituted immediately before the event that triggers payment under this Section 5.1), commencing as soon as administratively feasible following the event that triggers payment under this Section 5.1.